SLM Student Loan Trust 2003-14
Quarterly Servicing Report
Report Date: 6/30/2004 Reporting Period: 4/1/04-6/30/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		03/31/04	Activity	6/30/2004
A	i	Portfolio Balance	$2,194,768,447.90	$(24,500,618.84)	$2,170,267,829.06
	ii	Interest to be Capitalized	5,189,041.11		5,505,724.86

	iii	Total Pool	$2,199,957,489.01		$2,175,773,553.92

	iv	Specified Reserve Account Balance	5,499,893.72		5,439,433.88

	v	Total Adjusted Pool	$2,205,457,382.73		$2,181,212,987.80

B	i	Weighted Average Coupon (WAC)	5.127%		5.119%
	ii	Weighted Average Remaining Term	260.05		258.49
	iii	Number of Loans	122,544		121,520
	iv	Number of Borrowers	77,849		77,074
	v	Aggregate Outstanding Principal Balance - T-Bill	$437,324,791.79		$428,550,023.12
	vi	Aggregate Outstanding Principal Balance - Commercial Paper	$1,762,632,697.22		$1,747,223,530.80

	Notes and Certificates			Spread/Coupon	Exchange Rate	Balance 4/26/04	Balance 7/26/04
C	i	A-1 Notes	78442GKH8	0.020%	1.00000	$138,302,382.73	$114,057,987.80
	ii	A-2 Notes	78442GKJ4	0.060%	1.00000	$296,000,000.00	$296,000,000.00
	iii	A-3 Notes	78442GKK1	0.120%	1.00000	$288,000,000.00	$288,000,000.00
	iv	A-4 Notes	78442GKL9	0.170%	1.00000	$318,000,000.00	$318,000,000.00
	v	A-5 Notes	78442GKM7	0.230%	1.00000	$519,000,000.00	$519,000,000.00
	vi	A-6 Notes	78442GKN5	0.300%	1.00000	$250,000,000.00	$250,000,000.00
	vii	A-7* Notes	78442GKG0	5.400%	1.72850	£189,649,986.00	£189,649,986.00
	viii	B Notes	78442GKP0	0.550%	1.00000	$68,345,000.00	$68,345,000.00

	Reserve Account		04/26/04	07/26/04
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)	$—	$—
	iii	Specified Reserve Acct Balance ($)	$5,499,893.72	$5,439,433.88
	iv	Reserve Account Floor Balance ($)	$3,383,397.00	$3,383,397.00
	v	Current Reserve Acct Balance ($)	$5,499,893.72	$5,439,433.88

E	Other Accounts		04/26/04	07/26/04
	i	Remarketing Fee Account	$—	$—
	ii	Capitalized Interest Account	$24,000,000.00	$24,000,000.00
	iii	Principal Accumulation Account (A-7)	$—	$—
	iv	Supplemental Interest Account (A-7)	$—	$—
	v	Investment Reserve Account	$—	$—
	vi	Investment Premium Purchase Account	$—	$—

F	Asset/Liability		04/26/04	7/26/2004
	i	Total Adjusted Pool	$2,205,457,382.73	$2,181,212,987.80
	ii	Total $ equivalent Notes	$2,205,457,382.73	$2,181,212,987.80
	iii	Difference	$—	$—
	iv	Parity Ratio	1.00000	1.00000

*A-7 Notes are denominated in Pounds Sterling

II. 2003-14 Transactions from: 03/31/04 through: 06/30/04

A	Student Loan Principal Activity
	i	Regular Principal Collections	$29,068,218.29
	ii	Principal Collections from Guarantor	3,309,184.03
	iii	Principal Reimbursements	325,660.22
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$32,703,062.54

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$37,195.91
	ii	Capitalized Interest	(8,239,639.61)

	iii	Total Non-Cash Principal Activity	$(8,202,443.70)

C	Total Student Loan Principal Activity		$24,500,618.84

D	Student Loan Interest Activity
	i	Regular Interest Collections	$17,137,471.82
	ii	Interest Claims Received from Guarantors	135,275.65
	iii	Collection Fees/Returned Items	8,451.41
	iv	Late Fee Reimbursements	205,981.64
	v	Interest Reimbursements	4,060.65
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	422,394.05
	viii	Subsidy Payments	1,377,356.85

	ix	Total Interest Collections	$19,290,992.07

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$330.39
	ii	Capitalized Interest	8,239,639.61
	iii	Total Non-Cash Interest Adjustments	$8,239,970.00

F	Total Student Loan Interest Activity		$27,530,962.07

G	Non-Reimbursable Losses During Collection Period		$25,543.38

H	Cumulative Non-Reimbursable Losses to Date		$25,543.38

III. 2003-14 Collection Account Activity 03/31/04 through 06/30/04

A	Principal Collections
	i	Principal Payments Received	$24,197,453.50
	ii	Consolidation Principal Payments	8,179,948.82
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	47.12
	vi	Re-purchased Principal	325,613.10

	vii	Total Principal Collections	$32,703,062.54

B	Interest Collections
	i	Interest Payments Received	$19,010,801.02
	ii	Consolidation Interest Payments	61,697.35
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	224.98
	vi	Re-purchased Interest	3,835.67
	vii	Collection Fees/Return Items	8,451.41
	viii	Late Fees	205,981.64

	ix	Total Interest Collections	$19,290,992.07

C	Other Reimbursements		$362,770.36

D	Reserves In Excess of the Requirement		$60,459.84

E	Reset Period Target Amount Excess		$—

F	Funds Released from Supplemental Interest Account		$—

G	Investment Premium Purchase Account Excess		$—

H	Investment Reserve Account Excess		$—

I	Interest Rate Cap Proceeds		$—

J	Interest Rate Swap Proceeds		$—

K	Administrator Account Investment Income		$—

L	Trust Account Investment Income		$184,584.95

M	Funds Released from Capitalized Interest Account		$—

	TOTAL AVAILABLE FUNDS		$52,601,869.76
	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,824,567.98)
		Consolidation Loan Rebate Fees	$(5,640,095.58)
	NET AVAILABLE FUNDS		$45,137,206.20

	Servicing Fees Due for Current Period		$906,388.47

	Carryover Servicing Fees Due		$—

	Administration Fees Due		$25,000.00

	Total Fees Due for Period		$931,388.47

IV. 2003-14 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	03/31/04	06/30/04	03/31/04	06/30/04	03/31/04	06/30/04	03/31/04	06/30/04	03/31/04	06/30/04
INTERIM:
In School
Current	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%

Grace
Current	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%

TOTAL INTERIM	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
REPAYMENT
Active
Current	5.026%	5.025%	88,572	86,694	72.278%	71.341%	$1,459,003,104.46	$1,425,017,807.19	66.476%	65.661%
31-60 Days Delinquent	5.898%	5.747%	2,770	3,365	2.260%	2.769%	$49,587,693.36	$57,094,749.56	2.259%	2.631%
61-90 Days Delinquent	6.314%	6.055%	1,448	1,588	1.182%	1.307%	$27,897,317.27	$27,635,088.45	1.271%	1.273%
91-120 Days Delinquent	6.408%	6.013%	635	840	0.518%	0.691%	$11,770,374.86	$16,703,654.64	0.536%	0.770%
> 120 Days Delinquent	6.583%	6.707%	1,500	1,545	1.224%	1.271%	$30,707,740.32	$30,810,952.22	1.399%	1.420%

Deferment
Current	4.905%	4.949%	11,767	11,446	9.602%	9.419%	$250,747,690.52	$242,894,108.67	11.425%	11.192%

Forbearance
Current	5.322%	5.231%	15,798	15,880	12.892%	13.068%	$364,170,908.90	$366,531,229.52	16.593%	16.889%

TOTAL REPAYMENT	5.127%	5.115%	122,490	121,358	99.956%	99.867%	$2,193,884,829.69	$2,166,687,590.25	99.960%	99.835%
Claims in Process (1)	6.530%	7.128%	54	162	0.044%	0.133%	$883,618.21	$3,580,238.81	0.040%	0.165%
Aged Claims Rejected (2)	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
GRAND TOTAL	5.127%	5.119%	122,544	121,520	100.000%	100.000%	$2,194,768,447.90	$2,170,267,829.06	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

*Percentages may not total 100% due to rounding.

V. 2003-14 Various Interest Accruals and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period		$26,167,090.39
B	Interest Subsidy Payments Accrued During Collection Period		1,266,317.27
C	SAP Payments Accrued During Collection Period		643,337.61
D	Investment Earnings Accrued for Collection Period (TRUST ACCOUNTS)		184,584.95
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)		0.00
F	Consolidation Loan Rebate Fees		(5,640,095.58)

G	Net Expected Interest Collections		$22,621,234.64
H	Interest Rate Cap Payments Due to the Trust
			Cap

	i	Cap Notional Amount	$370,000,000.00
	ii	Libor	1.17000%
	iii	Cap %	5.00000%
	iv	Excess Over Cap ( ii-iii)	0.00000%
	v	Cap Payments Due to the Trust	$0.00

I Interest Rate Swap on Fixed Rate Reset Notes

Swap Payments		A-7 Swap Calc
SLM Student Loan Trust Pays:
i	Notional Swap Amount (USD)	$327,810,000
ii	3 Month Libor	1.17000%
iii	Spread	0.160%

iv	Pay Rate	1.330%
v	Gross Swap Payment Due Counterparty	$1,102,079.01
vi	Days in Period 04/26/04 07/26/04	91

Counterparty Pays:
i	Notional Swap Amount (Pounds Sterling)	£189,649,986.00
ii	Fixed Rate Equal To Respective Reset Note Rate	5.40000%
iii	Gross Swap Receipt Due Paying Agent*	0.00
iv	Days in Period 12/11/03 01/25/05	411

*Fixed Rate Pounds Sterling to be paid annually

VI. 2003-14 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate	Index
A	Class A-1 Interest Rate	0.003008056	(4/26/04—7/26/04)	1.19000%	LIBOR

B	Class A-2 Interest Rate	0.003109167	(4/26/04—7/26/04)	1.23000%	LIBOR

C	Class A-3 Interest Rate	0.003260833	(4/26/04—7/26/04)	1.29000%	LIBOR

D	Class A-4 Interest Rate	0.003387222	(4/26/04—7/26/04)	1.34000%	LIBOR

E	Class A-5 Interest Rate	0.003538889	(4/26/04—7/26/04)	1.40000%	LIBOR

F	Class A-6 Interest Rate	0.003715833	(4/26/04—7/26/04)	1.47000%	LIBOR

G	Class A-7 Interest Rate*	0.060639344	(12/11/03—1/25/05)	5.40000%	Fixed

H	Class B Interest Rate	0.004347778	(4/26/04—7/26/04)	1.72000%	LIBOR

*Fixed rate Pounds Sterling to be paid to noteholders annually

VII. 2003-14 Inputs From Original Data 03/31/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$2,194,768,447.90
	ii	Interest To Be Capitalized	5,189,041.11

	iii	Total Pool	$2,199,957,489.01
	iv	Specified Reserve Account Balance	5,499,893.72

	v	Total Adjusted Pool	$2,205,457,382.73

B	Total Note and Certificate Factor		0.96808925730

C	Total Note Balance		$2,205,457,382.73

D	Note Balance 04/26/04		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class A-7	Class B

	i	Current Factor	0.6554615295	1.0000000000	1.0000000000	1.0000000000	1.0000000000	1.0000000000	1.0000000000	1.0000000000
	ii	Expected Note Balance	$138,302,382.73	$296,000,000.00	$288,000,000.00	$318,000,000.00	$519,000,000.00	$250,000,000.00	£189,649,986.00	$68,345,000.00
E	Note Principal Shortfall		$—	$—	$—	$—	$—	$—	£—	$—
F	Interest Shortfall		$—	$—	$—	$—	$—	$—	£—	$—
G	Interest Carryover		$—	$—	$—	$—	$—	$—	£—	$—

H	Reserve Account Balance		$5,499,893.72
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

VIII. 2003-14 Trigger Events

A	Has Stepdown Date Occurred?	N

	The Stepdown Date is the earlier of (1) 1/26/2009 or (2) the
	first date on which no class A notes remain outstanding.

B	Note Balance Trigger	N

	Class A Percentage	100.00%
	Class B Percentage	0.00%

IX. 2003-14 Waterfall for Distributions

					Remaining
					Funds Balance
A	Total Available Funds ( Section III-M )			$45,137,206.20	$45,137,206.20

B	Primary Servicing Fees-Current Month			$906,388.47	$44,230,817.73

C	Administration Fee			$25,000.00	$44,205,817.73

D	Aggregate Quarterly Funding Amount			$0.00	$44,205,817.73

E	Noteholder’s Interest Distribution Amounts
	i	Class A-1		$416,021.25	$43,789,796.48
	ii	Class A-2		$920,313.33	$42,869,483.15
	iii	Class A-3		$939,120.00	$41,930,363.15
	iv	Class A-4		$1,077,136.67	$40,853,226.48
	v	Class A-5		$1,836,683.33	$39,016,543.15
	vi	Class A-6		$928,958.33	$38,087,584.82
	vii	Class A-7 USD payment to the swap counterparty*		$1,102,079.01	$36,985,505.81

			Total	$7,220,311.92

F	Class B Noteholders’ Interest Distribution Amount			$297,148.87	$36,688,356.94

G	Noteholder’s Principal Distribution Amounts Paid (or set aside**)
	i	Class A-1		$24,244,394.93	$12,443,962.01
	ii	Class A-2		$0.00	$12,443,962.01
	iii	Class A-3		$0.00	$12,443,962.01
	iv	Class A-4		$0.00	$12,443,962.01
	v	Class A-5		$0.00	$12,443,962.01
	vi	Class A-6		$0.00	$12,443,962.01
	vii	Class A-7		$0.00	$12,443,962.01

			Total	$24,244,394.93

H	Supplemental Interest Account Deposit			$0.00	$12,443,962.01

I	Investment Reserve Account Required Amount			$0.00	$12,443,962.01

J	Class B Noteholder’s Principal Distribution Amount			$0.00	$12,443,962.01

K	Increase to the Specified Reserve Account Balance			$0.00	$12,443,962.01

L	Investment Premium Purchase Account Deposit			$0.00	$12,443,962.01

M	Carryover Servicing Fees			$0.00	$12,443,962.01

N	Remaining Swap Termination Fees			$0.00	$12,443,962.01

O	Remarketing Costs in Excess of Remarketing Fee Account			$0.00	$12,443,962.01

	Excess to Excess Distribution Certificate Holder			$12,443,962.01	$0.00

*Fixed rate Pounds Sterling interest to be paid to noteholders annually
**Amounts allocated to classes of fixed rate reset notes are deposited into their accumulation account for distribution on the next related reset date

X. 2003-14 Other Account Deposits and Reconciliations

A	Reserve Account
	i	Beginning of Period Account Balance		$5,499,893.72
	ii	Deposits to correct Shortfall		$—
	iii	Total Reserve Account Balance Available		$5,499,893.72
	iv	Required Reserve Account Balance		$5,439,433.88
	v	Shortfall Carried to Next Period		$—
	vi	Excess Reserve — Release to Collection Account		$60,459.84
	vii	End of Period Account Balance		$5,439,433.88

B	Capitalized Interest Account
	i	Beginning of Period Account Balance		$24,000,000.00
	ii	Capitalized Interest Release to the Collection Account		$—
	iii	End of Period Account Balance		$24,000,000.00

C	Remarketing Fee Account			A-7
	i	Next Reset Date		1/26/2009
	ii	Reset Period Target Amount		$—
	iii	Quarterly Required Amount		$—
	iv	Beginning of Period Account Balance (net of investment earnings)		$—
	v	Quarterly Funding Amount		$—
	vi	Reset Period Target Amount Excess		$—

	vii	End of Period Account Balance (net of investment earnings)		$—

D	Accumulation Accounts
	i	Class A-7 Accumulation Account Beginning Balance		$—
	ii	Principal deposits for payment on the next Reset Date		$—
	iii	Principal Payments to the A-7 Noteholders on Reset Date		$—

	iv	Ending A-7 Accumulation Account Balance		$—

E	Supplemental Interest Account
	i	Three Month Libor Determined	4/22/2004	1.17000%
	ii	Investment Rate		0.99900%

	iii	Difference		0.17100%
	iv	Class A-7 Supplemental Interest Account Beginning Balance		$—
	v	Funds Released into Collection Account		$—
	vi	Number of Days Through Next Reset Date		1645
	vii	Class A-7 Supplemental Interest Account Deposit Amount		$—

F	Investment Premium Purchase Account
	i	Beginning of Period Account Balance		$—
	ii	Required Quarterly Deposit		$—
	iii	Carryover amounts from previous periods		$—
	iv	Eligible Investments Purchase Premium Paid		$—
	v	Funds Released into Collection Account		$—

	vi	End of Period Account Balance		$—

G	Investment Reserve Account
	i	Balance		$—
	ii	Requirement		$—
	iii	Funds Released into Collection Account		$—
	iv	Have there been any downgrades to any eligible investments?		N

XI. 2003-14 Distributions

A	Distribution Amounts			Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class A-7	Class B
	i	Quarterly Interest Due		$416,021.25	$920,313.33	$939,120.00	$1,077,136.67	$1,836,683.33	$928,958.33	£—	$297,148.87
	ii	Quarterly Interest Paid		416,021.25	920,313.33	939,120.00	1,077,136.67	1,836,683.33	928,958.33	0.00	297,148.87

	iii	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	£—	$0.00

	vii	Quarterly Principal Due		$24,244,394.93	$0.00	$0.00	$0.00	$0.00	$0.00	£—	$0.00
	viii	Quarterly Principal Paid		24,244,394.93	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	£—	$0.00

	x	Total Distribution Amount		$24,660,416.18	$920,313.33	$939,120.00	$1,077,136.67	$1,836,683.33	$928,958.33	$0.00	$297,148.87

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 6/30/2004		$2,205,457,382.73
	ii	Adjusted Pool Balance 6/30/2004		2,181,212,987.80

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)		$24,244,394.93

	iv	Adjusted Pool Balance 3/31/2004		$2,205,457,382.73
	v	Adjusted Pool Balance 6/30/2004		2,181,212,987.80

	vi	Current Principal Due (iv-v)		$24,244,394.93
	vii	Notes Issued in Excess of Adjusted Pool Balance		—

	viii	Principal Distribution Amount (vi + vii)		$24,244,394.93

	ix	Principal Distribution Amount Paid		$24,244,394.93

	x	Principal Shortfall (viii - ix)		$—

C		Total Principal Distribution		$24,244,394.93
D		Total Interest Distribution		6,415,381.78

E		Total Cash Distributions		$30,659,776.71

F	Note Balances			4/26/2004	7/26/2004
	i	A-1 Note Balance	78442GKH8	$138,302,382.73	$114,057,987.80
		A-1 Note Pool Factor		0.6554615295	0.5405591839

	ii	A-2 Note Balance	78442GKJ4	$296,000,000.00	$296,000,000.00
		A-2 Note Pool Factor		1.0000000000	1.0000000000

	iii	A-3 Note Balance	78442GKK1	$288,000,000.00	$288,000,000.00
		A-3 Note Pool Factor		1.0000000000	1.0000000000

	iv	A-4 Note Balance	78442GKL9	$318,000,000.00	$318,000,000.00
		A-4 Note Pool Factor		1.0000000000	1.0000000000

	v	A-5 Note Balance	78442GKM7	$519,000,000.00	$519,000,000.00
		A-5 Note Pool Factor		1.0000000000	1.0000000000

	vi	A-6 Note Balance	78442GKN5	$250,000,000.00	$250,000,000.00
		A-6 Note Pool Factor		1.0000000000	1.0000000000

	vii	A-7 Note Balance	78442GKG0	£189,649,986.00	£189,649,986.00
		A-7 Note Pool Factor		1.0000000000	1.0000000000

	viii	B Note Balance	78442GKP0	$68,345,000.00	$68,345,000.00
		B Note Pool Factor		1.0000000000	1.0000000000

XII. 2003-14 Historical Pool Information

			4/1/04-6/30/04	12/11/03-3/31/04
Beginning Student Loan Portfolio Balance			$2,194,768,447.90	$2,249,673,803.42

	Student Loan Principal Activity
	i	Regular Principal Collections	$29,068,218.29	$63,870,785.99
	ii	Principal Collections from Guarantor	3,309,184.03	1,680,184.80
	iii	Principal Reimbursements	325,660.22	4,621,128.14
	iv	Other System Adjustments	—	—

	v	Total Principal Collections	$32,703,062.54	$70,172,098.93
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$37,195.91	$45,552.09
	ii	Capitalized Interest	(8,239,639.61)	(15,312,295.50)

	iii	Total Non-Cash Principal Activity	$(8,202,443.70)	$(15,266,743.41)
(-)	Total Student Loan Principal Activity		$24,500,618.84	$54,905,355.52
	Student Loan Interest Activity
	i	Regular Interest Collections	$17,137,471.82	$28,782,667.19
	ii	Interest Claims Received from Guarantors	135,275.65	24,629.29
	iii	Collection Fees/Returned Items	8,451.41	4,466.12
	iv	Late Fee Reimbursements	205,981.64	356,780.28
	v	Interest Reimbursements	4,060.65	52,678.57
	vi	Other System Adjustments	—	—
	vii	Special Allowance Payments	422,394.05	168,123.59
	viii	Subsidy Payments	1,377,356.85	754,367.57

	ix	Total Interest Collections	$19,290,992.07	$30,143,712.61
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$330.39	$(56,671.33)
	ii	Capitalized Interest	8,239,639.61	15,312,295.50

	iii	Total Non-Cash Interest Adjustments	$8,239,970.00	$15,255,624.17

	Total Student Loan Interest Activity		$27,530,962.07	$45,399,336.78
(=)	Ending Student Loan Portfolio Balance		$2,170,267,829.06	$2,194,768,447.90
(+)	Interest to be Capitalized		$5,505,724.86	$5,189,041.11

(=)	TOTAL POOL		$2,175,773,553.92	$2,199,957,489.01

(+)	Reserve Account Balance		$5,439,433.88	$5,499,893.72

(=)	Total Adjusted Pool		$2,181,212,987.80	$2,205,457,382.73

XIII. 2003-14 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *
Apr-04	$2,199,957,489	5.01%
Jul-04	$2,175,773,554	4.25%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.